UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to the Credit Agreement

On March 18, 2022, Independence Contract Drilling, Inc. (the “Company”) entered into a third amendment to that certain Credit Agreement, dated as of October 1, 2018 (the “Third Amendment to the Credit Agreement”), by and among the Company, Sidewinder Drilling LLC (“Sidewinder”), the Lenders named therein and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent. The Third Amendment to the Credit Agreement amends the original credit agreement, dated as of October 1, 2018 (the “Credit Agreement”) by deleting references to the “Term Loan Agreement” and related definitions and adding certain references and clauses related to the Company’s placement of $157.5 million aggregate principal amount of convertible secured PIK toggle notes due 2026 (the “Notes”), which were issued pursuant to an Indenture, dated as of March 18, 2022 (the “Indenture”), with U.S. Bank Trust Company, National Association as trustee and collateral agent.

The foregoing summary description of Amendment No. 3 to the Third Amendment to the Credit Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the Third Amendment to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Intercreditor Agreement

On March 18, 2022, the Company entered into an intercreditor agreement (the “Intercreditor Agreement”), by and among the Company and Sidewinder, as grantors, and U.S. Bank Trust Company, National Association (“U.S. Bank”), as collateral agent and note agent, and Wells Fargo as administrative agent. This Intercreditor Agreement replaces the prior intercreditor agreement, dated as of October 1, 2018, by and among the Company, Sidewinder, U.S. Bank and Wells Fargo, in its entirety. As a condition to the purchase of Notes by the initial Note Holders thereof and to secure the obligations of the grantors under and in connection with the Note Documents, the Grantors agreed to grant U.S. Bank (for the benefit of itself and the other Note Secured Parties) Liens on collateral described in the Security Agreement (as defined below) (the “Collateral”), including each Grantor’s accounts, books, chattel paper, commercial tort claims, deposit accounts, documents, equipment, farm products, fixtures, general intangibles, goods, inventory, investment property, intellectual property, negotiable collateral, pledged interests, securities accounts, supporting obligations, money, cash equivalents, and proceeds and products of any of the foregoing, which consists of the same Collateral as under the ABL Security Agreement (as defined below) relating to the Credit Agreement.

The Intercreditor Agreement provides for control by Wells Fargo, as the ABL Control Agent, and a priority right to proceeds with respect to obligations under the Credit Agreement, with respect to all “ABL Priority Collateral,” meaning all accounts, chattel paper, deposit accounts, and securities accounts (in each case of the foregoing, excluding proceeds from any Note Priority Collateral), books and records relating to the foregoing, and all proceeds of the foregoing, and 50% of the proceeds of business interruption insurance (but excluding any intellectual property and pledged shares). The Intercreditor Agreement provides for control by U.S. Bank, as the Note Control Agent, and a priority right to proceeds with respect to obligations under the Indenture and the Notes, with respect to all “Note Priority Collateral,” meaning all Collateral other than ABL Priority Collateral, including all intellectual property, pledged shares, 50% of the proceeds of business interruption insurance, and all equipment, but excluding all amounts payable for the lease or rental by the grantors of equipment and inventory.

The Intercreditor Agreement also contains other customary intercreditor covenants, representations, assurances and remedies.

The foregoing summary description of the Intercreditor Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the Intercreditor Agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Security Agreement; ABL Security Agreement

On March 18, 2022, the Company entered into a security agreement (the “Security Agreement”), dated as of March 18, 2022, by and among the Company and Sidewinder, as grantors, and U.S. Bank, as collateral agent. Pursuant to the Security Agreement, each Grantor agreed to grant to U.S. Bank, for the benefit of the holders of the Notes continuing security interest in and to the Collateral (as defined therein) in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations (as defined therein). The Security Agreement creates a continuing security interest in the Collateral and (i) remains in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Indenture, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, U.S. Bank, as agent, and its successors, transferees and assigns. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of the Security Agreement, the terms of the Intercreditor Agreement will govern and control.

The foregoing summary description of the Security Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the Security Agreement, a copy of which is attached hereto as Exhibit 10.3 and the terms of which are incorporated herein by reference.

The Security Agreement and the Intercreditor Agreement each reference the existing Guaranty and Security Agreement, dated as of October 1, 2018, by and among Independence Contract Drilling, Inc., Sidewinder Drilling LLC and ICD Operating LLC, as grantors, and Wells Fargo Bank, as agent (the “ABL Security Agreement”), granting a security interest in the Collateral as defined therein.

The foregoing summary description of the ABL Security Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the ABL Security Agreement, a copy of which is attached hereto as Exhibit 10.4 and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1

Third Amendment to Credit Agreement, dated as of March 18, 2022, by and among Independence Contract Drilling, Inc. and Sidewinder Drilling LLC, as the borrowers, Wells Fargo Bank, National Association as administrative agent, and the lenders party thereto, in respect of that certain Credit Agreement dated as of October 1, 2018 among Independence Contract Drilling, Inc. and Sidewinder Drilling LLC, as the borrowers, Wells Fargo as administrative agent, and the lenders party thereto.

10.2

Intercreditor Agreement, dated as of March 18, 2022, by and among Independence Contract Drilling, Inc., Sidewinder Drilling LLC, as guarantor, U.S. Bank Trust Company, National Association, as collateral agent and Wells Fargo Bank, National Association, as administrative agent.

10.3

Security Agreement, dated as of March 18, 2022, by and among Independence Contract Drilling, Inc. and Sidewinder Drilling LLC, as grantors, and U.S. Bank Trust Company, National Association, as collateral agent.

10.4

Guaranty and Security Agreement, dated as of October 1, 2018, by and among Independence Contract Drilling, Inc., Sidewinder Drilling LLC and ICD Operating LLC, as grantors, and Wells Fargo Bank, National Association, as agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: March 24, 2022	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary